                                                                Exhibit 99.1

                    [Letterhead of CTA Public Relations]


CONTACT:  Mr. Michel P. Salbaing
          Senior Vice President and Chief Financial Officer
          MAIL-WELL, INC.
          (303) 790-8023

          Greg Powell, Senior Vice President
          Bevo Beaven, Vice President
          CTA PUBLIC RELATIONS
          (303) 665-4200

For Immediate Release February 10, 2003

          MAIL-WELL ANNOUNCES MUCH IMPROVED FOURTH QUARTER RESULTS
                            IN LINE WITH GUIDANCE

ENGLEWOOD, COLO. (FEBRUARY 10, 2003) -- Mail-Well, Inc. (NYSE: MWL) announced its results for the quarter and year ended December 31, 2002. The pro forma net income of New Mail-Well which excludes restructuring and other charges, the results of operations of assets held for sale, extraordinary items and the cumulative effect of a change in accounting principle was $5.3 million, or $0.11 per share, on sales of $432 million during the fourth quarter of 2002, compared to pro forma net income of $0.7 million, on sales of $428 million during the same period of 2001. These results reflect performance at the high end of the guidance management had given. Pro forma net income of New Mail-Well for the twelve months ended December 31, 2002 was $2.0 million, or $0.04 per share, on $1.7 billion of sales, compared to pro forma net income of $5.6 million or $0.12 per share, on sales of $1.8 billion the previous year.

In connection with Mail-Well's previously announced consolidation of ten of its Envelope plants, charges of $4.8 million were recorded during the quarter, bringing the total cost of this consolidation to $36.3 million for the year. In August, additional restructuring plans, primarily in the Commercial Printing segment, were implemented. The Company closed its printing plant in New York, rightsized several underperforming printing plants, and began the consolidation of its web operations. The restructuring, impairment and other charges incurred as a result of these and other related actions taken in the quarter were $6.5 million. In total the Company incurred $93.9 million of such charges in 2002. Finally, the loss from discontinued operations increased $3.0 million due to adjustments to the loss from the sale of its prime label segment. As a result of the foregoing, the Company's net loss was $2.6 million, or $0.05 per share and $90 million, or $1.89 per share for the three and twelve months ended December 31, 2002, respectively prior to the cumulative effect of a change in accounting principle.

In early 2002, the Company adopted SFAS 142 and, in its Phase I review, determined that the goodwill of the Commercial Printing segment was impaired. In the fourth quarter the company completed the determination of the amount of the impairment and wrote off $111.7 million of the



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goodwill recorded by the Print segment. In accordance with Statement 142, this was recorded as a cumulative effect of a change in accounting principle. No further impairment during the year was necessary.

Paul Reilly, Chairman, President and CEO, stated, "The fourth quarter results confirmed the trends seen in the previous quarter. The quarter's EBITDA of $39 million, which was at the high end of the Company's guidance and exceeded analysts' expectations, was 9% above Q3 of 2002 and 11% above Q4 of 2001 on 1% higher sales. These encouraging results are a reflection of the many actions we have taken over the past year to improve our operations and reduce costs. The quarter over quarter increase in sales has continued as expected. This confirms our market share gains. The operating results of the Print segment continue to improve. In both the Envelope and Printed Office Products segments, EBITDA exceeded 13% of sales. While it remains difficult to forecast because of the continued uncertainty in the economy, we expect Q1 2003 to also show improvement over the same period in 2002."

Reilly also stated, "We continued to generate free cash flow from operations which was applied to debt reduction. Total free cash flow from continuing operations for the year was $49 million. Our ability to generate cash from operations and the fact that we now have no further maturities on our debt until June of 2005, allows us the financial stability to invest in our businesses and the flexibility that we require to continue developing our company through market share gains in all three of our segments."

Mail-Well will hold a conference call today, Monday, February 10th at 1:00 p.m. Eastern Time (12 noon Central, 11:00 a.m. Mountain, 10:00 a.m. Pacific). To participate in the Mail-Well conference call, please dial in to 800-942-5223 or 706-645-0277 and provide confirmation code #7598976. Please call 5-7 minutes before the call is to begin. The conference call will also be available via webcast. To listen to the webcast, go to www.mail-well.com
                                                          -----------------
or www.streetevents.com or www.companyboardroom.com.
   --------------------    ------------------------

If you are unable to join the Mail-Well conference call, you may access a replay of the call starting Monday, February 10th, 2003 at 3:00 pm Eastern Time until Midnight Eastern Time, Monday, February 17, 2003. To access the replay, please dial 800-642-1687 or 706-645-9291 and reference the confirmation code #7598976.

Mail-Well (NYSE: MWL) specializes in three growing multibillion-dollar market segments in the highly fragmented printing industry: commercial printing, envelopes and printed office products. It holds leading positions in each. Mail-Well currently has approximately 10,200 employees and more than 85 printing facilities and numerous sales offices throughout North America. The company is headquartered in Englewood, Colorado.

AS A PARTICIPANT IN THE CONFERENCE CALL, PLEASE NOTE THE FOLLOWING:
In the prepared remarks, as well as in response to your questions, management may make forward-looking statements. It should be understood that all such statements are subject to various uncertainties and risks that could affect their outcome. Factors which could cause or contribute to such differences include, but are not limited to, the ability to execute strategic initiatives including selling certain assets at favorable prices, economic conditions, product demand and sales, ability to obtain assumed productivity and cost savings, interest rates, foreign currency exchange rates, paper and raw material costs and the ability to pass them through to customers, waste paper prices, postage rates, union relations, competition and competitors' actions, availability of financing, and changes in the direct mail industry. Please refer to the company's 10-K, 10-Qs and other SEC filings for a more detailed discussion of the risks. None of management's statements in the conference call will constitute an offer to sell or a solicitation of an offer to buy Mail-Well securities.

NOTE: News Releases and other information on Mail-Well can be accessed at www.mail-well.com
   -----------------

                                    # # #

                                               MAIL-WELL, INC.
                                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                                (IN MILLIONS)


                                                                  DECEMBER 31, 2002        DECEMBER 31, 2001
                                                                  -----------------        -----------------

Cash                                                                  $     2.7                $    0.9
Trade receivables, net                                                    219.9                   233.1
Inventories, net                                                          103.5                   111.6
Net assets of discontinued operations                                         -                   129.6
Net assets held for sale                                                    4.5                    32.6
Other current assets                                                       45.7                    71.3
                                                                      ---------------------------------
  Total current assets                                                    376.3                   579.1
                                                                      ---------------------------------

Property, plant & equipment, net                                          379.6                   428.6
Goodwill, net                                                             290.4                   402.9
Other intangible assets, net                                               18.6                    17.8
Other assets, net                                                          42.5                    48.5
                                                                      ---------------------------------
  Total                                                               $ 1,107.4               $ 1,476.9
                                                                      =================================

Current portion of long-term debt                                           3.0                   303.2
Accounts payable                                                          151.9                   160.7
Other current liabilities                                                 121.1                   113.9
                                                                      ---------------------------------
Current liabilities                                                       276.0                   577.8
                                                                      ---------------------------------

Long-term debt                                                            760.9                   552.0
Deferred income taxes                                                      10.4                    88.4
Other liabilities                                                          17.3                    16.8

Shareholders' equity                                                       42.8                   241.9
                                                                      ---------------------------------
  Total                                                               $ 1,107.4               $ 1,476.9
                                                                      =================================

                                                          MAIL-WELL, INC.
                                          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                         THREE-MONTHS AND THE YEAR-ENDED DECEMBER 31, 2002
                                              (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                       THREE MONTHS ENDED DECEMBER 31,    YEAR-ENDED DECEMBER 31,
                                                                       -------------------------------    -----------------------
                                                                             2002            2001            2002          2001
                                                                             ----            ----            ----          ----
Net sales                                                                  $ 435.5         $ 443.1        $ 1,728.7     $ 1,868.8

Gross profit                                                                  91.2            91.9            343.3         387.6
    Selling, administrative and other                                         65.2            66.7            263.7         277.0
    Amortization                                                               0.7             3.7              2.2          16.2
    Impairment on assets held for sale                                         -               -                6.4             -
    Impairment on operations formerly held for sale                            -              27.4             12.9          36.5
    Restructuring and other charges                                           11.3            17.5             74.6          43.1
                                                                           -------         -------        ---------     ---------
Operating income (loss)                                                       14.0           (23.4)           (16.5)         14.8
    Interest and other expense                                                17.6            14.6             72.2          65.2
                                                                           -------         -------        ---------     ---------
Loss from continuing operations before income taxes, extraordinary
 items and cumulative effect of a change in accounting principle              (3.6)          (38.0)           (88.7)        (50.4)
    Income tax benefit                                                        (4.0)           (3.8)           (25.3)         (5.2)
                                                                           -------         -------        ---------     ---------
Income (loss) from continuing operations before extraordinary items and
 cumulative effect of a change in accounting principle                         0.4           (34.2)           (63.4)        (45.2)

    Loss from discontinued operations, net of tax                             (3.0)          (11.6)           (16.9)        (91.0)
    Extraordinary items, net of tax                                            -               -              (10.1)          -
    Cumulative effect of a change in accounting principle                      -               -             (111.7)          -
                                                                           -------         -------        ---------     ---------
Net loss                                                                   $  (2.6)        $ (45.8)       $  (202.1)    $  (136.2)
                                                                           =======         =======        =========     =========

ADDITIONAL INFORMATION:

Weighted average shares - basic and diluted                                   47.7            47.7             47.7          47.6

Income (loss) per basic share from continuing operations                   $  0.01         $ (0.72)       $   (1.33)    $   (0.95)
Loss per basic share from discontinued operations                          $ (0.06)        $ (0.24)       $   (0.35)    $   (1.91)
Loss per basic share from extraordinary item                               $  -            $  -           $   (0.21)    $    -
Loss per basic share from change in accounting principle                   $  -            $  -           $   (2.35)    $    -
                                                                           -------         -------        ---------     ---------
    Loss per share - basic and diluted                                     $ (0.05)        $ (0.96)       $   (4.24)    $   (2.86)
                                                                           =======         =======        =========     =========

                                                          MAIL-WELL, INC.
                                                        SEGMENT INFORMATION
                                           THREE-MONTHS AND YEAR-ENDED DECEMBER 31, 2002
                                                           (IN MILLIONS)


                                                           THREE MONTHS ENDED DECEMBER 31,              YEAR-ENDED DECEMBER 31,
                                                           -------------------------------            ---------------------------
                                                             2002                 2001                   2002              2001
    Net sales:
      Commercial Printing                                  $ 205.3               $ 191.0              $   764.4         $   818.0
      Envelope                                               181.0                 199.4                  760.5             835.5
      Printed Office Products                                 49.2                  52.7                  203.8             215.3
                                                           -------               -------              ---------         ---------
        Total net sales                                    $ 435.5               $ 443.1              $ 1,728.7         $ 1,868.8

    Operating income (loss):
      Commercial Printing                                  $   4.7               $   2.7              $    (0.4)        $    19.2
      Envelope                                                19.9                  23.8                   77.9              87.3
      Printed Office Products                                  5.0                   4.2                   20.0              19.4
                                                           -------               -------              ---------         ---------
        Total from operating segments                         29.6                  30.7                   97.5             125.9

      Corporate services and other expenses                   (3.6)                 (5.5)                 (17.9)            (15.3)
      Restructuring, impairments and other charges           (11.3)                (44.9)                 (93.9)            (79.6)
      Amortization                                            (0.7)                 (3.7)                  (2.2)            (16.2)
                                                           -------               -------              ---------         ---------
    Total operating income (loss)                          $  14.0               $ (23.4)             $   (16.5)        $    14.8
                                                           =======               =======              =========         =========

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
                                                          MAIL-WELL, INC.
                                           PRO FORMA "NEW MAIL-WELL" SEGMENT INFORMATION
                                         THREE-MONTHS AND THE YEAR-ENDED DECEMBER 31, 2002
                                                           (IN MILLIONS)

                                                     THREE MONTHS ENDED DECEMBER 31,                  YEAR-ENDED DECEMBER 31,
                                                     -------------------------------              -------------------------------
                                                       2002                   2001                  2002                  2001
    Net sales:
       Commercial Printing                            $ 201.9                $ 187.5              $   751.4             $   804.7
       Envelope                                         181.0                  186.5                  719.2                 781.1
       Printed Office Products                           49.3                   54.2                  205.1                 223.2
                                                      -------                -------              ---------             ---------
          Total net sales                             $ 432.2                $ 428.2              $ 1,675.7             $ 1,809.0
                                                      =======                =======              =========             =========

    Operating income:
       Commercial Printing                            $   4.3                $   2.5              $    (1.1)            $    18.1
       Envelope                                          19.9                   21.8                   75.1                  79.2
       Printed Office Products                            4.9                    4.2                   20.0                  19.4
       Corporate services and amortization               (2.5)                 (10.7)                 (15.7)                (33.7)
                                                      -------                -------              ---------             ---------
          Total operating income                      $  26.6                $  17.8              $    78.3             $    83.0
                                                      =======                =======              =========             =========

    EBITDA:
       Commercial Printing                            $  11.1                $   9.2              $    26.5             $    45.2
       Envelope                                          24.6                   27.0                   94.5                  99.9
       Printed Office Products                            6.5                    5.8                   26.1                  25.6
       Corporate Services                                (3.6)                  (7.2)                 (19.7)                (23.2)
                                                      -------                -------              ---------             ---------
          Total EBITDA                                $  38.6                $  34.8              $   127.4             $   147.5
                                                      =======                =======              =========             =========

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
                                                         MAIL-WELL, INC.
                                 RECONCILIATION OF ACTUAL RESULTS WITH "NEW MAIL-WELL" RESULTS
                                           FOR THE THREE-MONTHS ENDED DECEMBER 31, 2002
                                               (MILLIONS, EXCEPT PER SHARE AMOUNTS)

SUPPLEMENTAL SCHEDULE I
                                                                                                                THREE MONTHS ENDED
                                                            THREE-MONTHS ENDED DECEMBER 31, 2002                 DECEMBER 31, 2001
                                              ----------------------------------------------------------------  ------------------
                                                                               PRO-FORMA
                                                                             RESULTS FROM
                                                                              CONTINUING            "NEW MAIL-
                                               GAAP         (a)       (b)     OPERATIONS     (c)       WELL"      "NEW MAIL-WELL"
                                              -------     -------    -----   ------------  ------   ----------    ---------------
Net sales                                     $ 435.5     $   -      $ -       $ 435.5     $  3.3    $ 432.2         $ 428.2
Cost of sales and operating expenses            421.5       (11.3)     -         410.2        4.6      405.6           410.4
                                              -------     -------    -----     -------     ------    -------         -------
Operating income (loss)                          14.0        11.3      -          25.3       (1.3)      26.6            17.8
Interest and other                               17.6         -        -          17.6        0.1       17.5            16.4
Income taxes (benefit)                           (4.0)        7.3      -           3.3       (0.5)       3.8             0.7
                                              -------     -------    -----     -------     ------    -------         -------
    Income (loss) from continuing operations      0.4         4.0      -           4.4       (0.9)       5.3             0.7
Loss from discontinued operations                (3.0)        -        3.0         -          -          -               -
                                              -------     -------    -----     -------     ------    -------         -------
    Net income (loss)                         $  (2.6)    $   4.0    $ 3.0     $   4.4     $ (0.9)   $   5.3         $   0.7
                                              =======     =======    =====     =======     ======    =======         =======

Earnings (loss) per share - diluted           $ (0.05)                         $  0.09               $  0.11         $  0.01
                                              =======                          =======               =======         =======

EBITDA (PRO FORMA BEFORE RESTRUCTURE AND OTHER CHARGES):
--------------------------------------------------------
  Continuing operations                       $  39.2                                                                $  37.4
  Less:  Assets held for sale                     0.6                                                                    2.6
                                              -------                                                                -------
  Total "New Mail-Well"                       $  38.6 (d)                                                            $  34.8
                                              =======                                                                =======


(a) Restructuring, impairment and other charges. The tax adjustment effectively adjusts the tax rate to New Mail-Well's pro forma tax rate of 43%
(b) Loss on discontinued operations, net of tax benefit
(c) Primarily operating results of assets held for sale
(d) Includes EBITDA of $0.8 million of a digital graphics operation formerly held for sale.

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
                                                         MAIL-WELL, INC.
                                   RECONCILIATION OF ACTUAL RESULTS WITH "NEW MAIL-WELL" RESULTS
                                               FOR THE YEAR-ENDED DECEMBER 31, 2002
                                               (MILLIONS, EXCEPT PER SHARE AMOUNTS)
SUPPLEMENTAL SCHEDULE II
                                                                                                                   YEAR-ENDED
                                                               YEAR-ENDED DECEMBER 31, 2002                     DECEMBER 31, 2001
                                              ---------------------------------------------------------------  ------------------
                                                                               PRO-FORMA
                                                                              RESULTS FROM
                                                                               CONTINUING            "NEW MAIL-
                                                GAAP        (a)       (b)      OPERATIONS     (c)       WELL"      "NEW MAIL-WELL"
                                              --------    -------   -------   ------------  ------   ----------    ---------------
Net sales                                    $ 1,728.7    $   -     $   -     $ 1,728.7     $ 53.0   $ 1,675.7        $ 1,809.0
Cost of sales and operating expenses           1,745.2      (98.3)      -       1,646.9       49.5     1,597.4          1,726.0
                                             ---------    -------   -------   ---------     ------   ---------        ---------
Operating income (loss)                          (16.5)      98.3       -          81.8        3.5        78.3             83.0
Interest and other                                72.2        -         -          72.2       (2.6)       74.8             71.1
Income taxes (benefit)                           (25.3)      29.4       -           4.1        2.6         1.5              6.3
                                             ---------    -------   -------   ---------     ------   ---------        ---------
    Loss from continuing operations              (63.4)      68.9       -           5.5        3.5         2.0              5.6
Loss from discontinued operations                (16.9)      -         16.9         -          -           -                -
Extraordinary item                               (10.1)      -         10.1         -          -           -                -
                                             ---------    -------   -------   ---------     ------   ---------        ---------
Cumulative effect of change in accounting
 principle                                      (111.7)      -        111.7         -          -           -                -
                                             ---------    -------   -------   ---------     ------   ---------        ---------
    Net income (loss)                        $  (202.1)   $  68.9   $ 138.7   $     5.5     $  3.5   $     2.0        $     5.6
                                             =========    =======   =======   =========     ======   =========        =========

Earnings (loss) per share - diluted          $   (4.24)                       $    0.11              $    0.04        $    0.12
                                             =========                        =========              =========        =========

EBITDA (PRO FORMA BEFORE RESTRUCTURE AND OTHER CHARGES):
--------------------------------------------------------
  Continuing operations                      $ 132.1                                                                  $   158.5
  Less:  Assets held for sale                    4.7                                                                       11.0
                                             -------                                                                  ---------
  Total "New Mail-Well"                      $ 127.4   (d)                                                            $   147.5
                                             =======                                                                  =========


(a) Restructuring, impairment and other charges. The tax adjustment effectively adjusts the tax rate to New Mail-Well's pro forma tax rate of 43%
(b) Loss on discontinued operations, extraordinary items and a cumulative effect of a change in accounting principle, net of tax benefit
(c) Primarily operating results of assets held for sale
(d) Includes EBITDA of $2.4 million of a digital graphics operation formerly held for sale.

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
SUPPLEMENTAL SCHEDULE III


                                              MAIL-WELL, INC.
                              SCHEDULE OF FREE CASH FLOW FROM "NEW MAIL-WELL"
                                   FOR THE YEAR-ENDED DECEMBER 31, 2002
                                              (IN MILLIONS)

                                                                               YEAR-TO-DATE
                                                                               ------------
             EBITDA                                                               $ 127.4
             Cash paid for interest                                                 (63.0)
             Change in working capital, excluding cash                                9.4
             Refund received for taxes, net                                           6.0
             Capital expenditures                                                   (30.9)
                                                                                  -------
                Free cash flow from operations                                       48.9



             Note: Year-to-date EBITDA and free cash flow excludes the impact of restructuring and other charges.